Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Lichen China Limited and Subsidiaries (the “Company”) of our report dated August 11, 2021, relating to our audit of the consolidated financial statements of the Company for the fiscal year ended December 31, 2020.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas

February 15, 2024